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                                                                   EXHIBIT 10.10



    RESOLVED, that, effective date April 1, 1997, or the date designated in writing by the Savings Plan Committee, whichever is later (the "Effective Date"), United States Trust Company of New York be, and hereby is, removed as trustee of the fund under The Long Island Savings Bank 401(k) Savings Plan (the "Savings Plan") which holds shares of the common stock of Long Island Bancorp, Inc. (such fund referred to as the "Common Stock Fund"); and be it further

    RESOLVED, that, effective as of the Effective Date, the investment options available under the Savings Plan immediately prior thereto, other than the Common Stock Fund, shall be eliminated, and that, in connection with the elimination of such investment options, effective as of the Effective Date, the "Group Annuity Contract" issued by AUSA Life Insurance Company, Inc. to The Long Island Savings Bank, FSB to fund the benefits provided under the Savings Plan be, and hereby is, terminated; and be it further

    RESOLVED, that, effective as of the Effective Date, investment options selected by the Savings Plan Committee shall be made available under the Savings Plan for participant-directed investment, which investment options may include interests in one or more guaranteed investment contracts, regulated investment companies, insurance company separate accounts or funds managed by an investment manager or trustee; and be it further

    RESOLVED, that, effective as of the Effective Date, C.G. Trust Company be, and hereby is, appointed as trustee of all the assets of the Savings Plan, and that the Authorized Officers be, and each hereby is, authorized and directed to negotiate the terms and conditions of an agreement of trust with respect to the assets of the Savings Plan to be entered into between the Bank and C.G. Trust Company, as trustee, and to execute and deliver such agreement on behalf of the Bank; and be it further

    RESOLVED, that the Authorized Officers be, and each hereby is, authorized and directed to execute and deliver on behalf of the Bank such amendments to the Savings Plan, to be effective as of the Effective Date, as may be deemed necessary or desirable to reflect the appointment of C.G. Trust Company as trustee of the Savings Plan and to effect the change in the investment options available under the Savings Plan for participant-directed investment,

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including, without limitations, any provisions relating to the transition to such new investment options; and be it further

    RESOLVED, that the designation of the Bank's Chief Financial Officer, Treasurer and Director of Administrative Services to serve as named fiduciaries of the Savings Plan be, and hereby is, confirmed, and that such persons (collectively, the "Savings Plan Committee") shall have all powers relating to plan administration, the selection of the investment options to be available under the Savings Plan for participant-directed investment on and after the Effective Date, the appointment of investment managers and investment advisors in respect of such investment options, and such other powers necessary or desirable in this regard to comply with the provisions of ERISA; and be it further

    RESOLVED, that for purposes of this resolution, the Authorized Officers shall be the Chairman and CEO, President and COO, each Executive Vice President, each Senior Vice President and each First Vice President.

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    I, ROGER TEURFS, Secretary of The Long Island Savings Bank, FSB, do certify that the above is a true and correct copy of a resolution adopted at a meeting of the Board of Directors duly convened and held on August 27, 1996, at which meeting a quorum was present and voting throughout.

    IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of August, 1996.



                                       /s/ Roger Teurfs
                                       ----------------
                                       Roger Teurfs, Corporate Secretary